Exhibit 3.31

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FORM LLC-5 12/2006
STATE OF HAWAII
FILED 11/14/2007 08:19 AM	DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
Business Registration Division	Business Registration Division
DEPT. OF COMMERCE AND	335 Merchant Street
CONSUMER AFFAIRS	Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810
State of Hawaii	Phone No. (808) 586-2727

AMENDED AND RESTATED ARTICLES OF ORGANIZATION
(Section 42B-204 B. Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, submitting these Amended and Restated Articles of Organization, certify as follows:

1.	The name of the limited liability company is:
RQI Holdings, LLC

2.	The Amended and Restated Articles of Organization adopted is attached.

3.	The Amended and Restated Articles of Organization was adopted with the consent of all, or a lesser number of, the members of the limited liability company as authorized by the operating agreement.

4.	The attached Amended and Restated Articles of Organization supersedes the original Articles of Organization and all amendments thereto.

We certify under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statements and that the same are true and correct.

Signed this 6th day of November, 2007

Vacation Holdings Hawaii, Inc., Member
(Type/Print Name & Title)	(Type/Print Name & Title)

By:
/s/ Jeanette E. Marbert
(Signature)	(Signature)
Jeanette E. Marbert, Executive Vice President

Instructions: Amended and Restated Articles of Organization must be typewritten or printed in black ink, and must be legible. The articles must be signed and certified by at least one manager of a manager-managed company or by at least one member of a member-managed company. All signatures must be in black ink. Submit original articles together with the appropriate fee.

Line 1.	State the full name of the limited liability company.

Line 2.	Attach the Amended and Restated Articles of Organization that was adopted. Attachment must be typewritten or printed in black ink on 8-1/2 x 11 white, bond paper and printed only on one side.

Do not re-execute the attachment.

Filing Fees:	Filing fee ($25.00) is not refundable. Make checks payable to DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS. Dishonored Check ($15 fee plus interest charge).

For any questions call (808) 586-2727. Neighbor islands may call the following numbers followed by 6-2727 and the # sign: Kauai 274-3141; Maui 984-2400; Hawaii 974-4000. Lanai & Molokai 1-800-468-4644 (toll free).

Fax: (808) 586-2733	Email Address: breg@dcca.hawaii.gov

NOTICE: THIS MATERIAL CAN BE MADE AVAILABLE FOR INDIVIDUALS WITH SPECIAL NEEDS. PLEASE CALL THE DIVISION SECRETARY, BUSINESS REGISTRATION DIVISION, DCCA, AT 586-2744, TO SUBMIT YOUR REQUEST.

STATE OF HAWAII

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

In the Matter of the Organization	)
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Of	)
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RQI HOLDINGS, LLC	)
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AMENDED AND RESTATED ARTICLES OF ORGANIZATION

L.B.

ARTICLE I

Company Name

The name of the Company is RQI Holdings, LLC.

ARTICLE II

Place of Business

The mailing address of the principal office is 2155 Kalakaua Avenue, Ste. 500, Honolulu, Hawaii 96815.

ARTICLE III

Agent for Service of Process

The Company shall have and continuously maintain in the State of Hawaii an agent and streeet address of the agent for service of process on the company. The agent may be an

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individual resident of Hawaii, a domestic entity, or a foreign entity authorized to transact or conduct affairs in this State, whose business office is identical with the registered office.

a.                                       The name of the Company’s agent for service of process is:

National Registered Agents of HI, Inc.                     Hawaii

b.                                      The street address of the registered office in this State is 1136 Union Mall, Suite 301, Honolulu, Hawaii 96813.

ARTICLE IV

Organizer

The name and address of the sole organizer is:

John McConomy                            8955 Hwy 98 W., Ste 203, Destin, FL 32550

ARTICLE V

Duration

The period of duration shall be at-will.

ARTICLE VI

Management

The Company is manager-managed, and the names and addresses of the managers are as follows:

Victoria J. Kincke	6262 Sunset Drive, Miami, FL 33143
John A. Galea	6262 Sunset Drive, Miami, FL 33143
Kelvin M. Bloom	2155 Kalakaua Avenue, 5th Floor, Honolulu, HI 96815

ARTICLE VII

Liability of Members

The members of the Company shall not be liable for the debts, obligations and liabilities of the Company.

ARTICLE VIII

Number of Members

L.B.

The Company has one (1) member.

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IN THE DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

STATE OF HAWAII

In the Matter of the Incorporation of RQI HOLDINGS, LTD.

204366 D1

ARTICLES OF INCORPORATION

(HRS § 414-32)

CADES SCHUTTE

A Limited Liability Law Partnership

David F.E. Banks

1000 Bishop Street

Honolulu, Hawaii 96813

IN THE DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

STATE OF HAWAII

In the Matter of the Incorporation of RQI HOLDINGS, LTD.

ARTICLES OF INCORPORATION

(HRS § 414-32)

The undersigned individual, for the purpose of forming a corporation under the laws of the State of Hawaii, does hereby make and execute these Articles of Incorporation:

ARTICLE I

Corporate Name

The name of the Corporation is RQI Holdings, Ltd.

ARTICLE II

Initial Offices and Agent

Section 2.1             Initial Principal Office. The mailing address of the initial principal office of the Corporation is 2155 Kalakaua Avenue, Suite 500, Honolulu, Hawaii 96815.

Section 2.2             Initial Registered Office and Registered Agent. The street address of the initial registered office of the Corporation, and the name of its initial registered agent at its initial registered office, is The Corporation Company, Inc., 1000 Bishop Street, Honolulu, Hawaii 96813.

ARTICLE III

Shares

The Corporation is authorized to issue one thousand (1,000) common shares all of the same class.

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ARTICLE IV

Incorporator

The name and address of the incorporator is David F.E. Banks, 1000 Bishop Street, Suite 1500, Honolulu, Hawaii 96815.

I certify that I have read the above statements and that the same are true and correct to the best of my knowledge and belief.

Signed this 22nd day of May 2003.

/s/ David F.E. Banks
David F.E. Banks
Incorporator

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Nonrefundable Filing Fee: $100.00	FORM X-10
*Nonprofit: $50.00	12/2006

STATE OF HAWAII
DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
Business Registration Division
335 Merchant Street
Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810
Phone No. (808) 586-2727

ARTICLES OF CONVERSION

(Section 414-272, 415A-16.6, 414D-208, 425-193, 425E-1103, 428-902.6, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, submitting these Articles of Conversion, certify as follows:

1.               The converting (original) entity was (check one):

☒ Profit Corp.	☐ Professional Corp.	☐ Nonprofit Corp.	☐ General Partnership	☐ Limited Partnership

☐ LLC	☐ LLP (If LLP must also check General Partnership)	☐ LLLP

2.               The name and state/country of incorporation/formation/organization or qualification of the converting entity was:

RQI Holdings, Ltd. 204366D1	Hawaii
(Type/Print Entity Name)	(State or Country)

3.               The converted (new) entity is (check one):

☐ Profit Corp.	☐ Professional Corp.	☐ Nonprofit Corp.	☐ General Partnership	☐ Limited Partnership

☒ LLC	☐ LLP (If LLP must also check General Partnership)	☐ LLLP

4.               The name and state/country of incorporation/formation/organization or qualification of the converted entity is:

RQI Holdings, LLC	Hawaii
(Type/Print Entity Name)	(State or Country)

5.               The Plan of Conversion has been approved in accordance to Section 414-271, 415A-16.5, 414D-202, 425-192, 425E-1102, 428-902.5, as applicable.

6.               An executed Plan of Conversion is on file at the principal place of business of the converting entity whose address is:

2155 Kalakaua, Suite 500, Honolulu, Hawaii 96815

FORM X-10

12/2006

7.               A copy of the Plan of Conversion shall be furnished by the converting entity prior to the conversion or by the converted entity after the conversion on written request and without cost, to any shareholder, partner, member, or owner of the converting entity or the converted entity.

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FORM X-10

12/2006

8.               Complete the applicable section. The Plan of Conversion was approved by the converting entity as follows:

A.           By vote of the shareholders of the converting domestic profit/professional corporation:

Number of Shares Outstanding	Class/Series	Number of Shares Voting For Conversion	Number of Shares Voting Against Conversion
1,000	Common	1,000	Zero

OR

B.             By vote of the converting domestic limited liability company:

Total Number of Authorized Votes	Number of Votes For the Conversion	Number of Votes Against the Conversion

OR

C.             ☐   The converting entity was a foreign profit corporation, a foreign limited liability company, a foreign limited partnership, a foreign limited liability limited partnership, a domestic or foreign nonprofit corporation, a domestic or foreign general partnership, or a domestic or foreign limited liability partnership. The approval of the Plan of Conversion was duly authorized and complied with the laws under which the converting entity was incorporated, formed, organized, or qualified.

OR

D.            ☐   The converting entity was a domestic limited partnership or a domestic limited liability limited partnership and that a majority of the general partners have agreed to the conversion.

9.               The conversion is effective on the date and time of filing the Articles of Conversion or at a later date and time, no more than 30 days after the filing, if so stated. Check one of the following statements:

☒   Conversion is effective on the date and time of filing the Articles of Conversion.

☐   Conversion is effective on,                                                                                      ,at                                              .. m., Hawaiian Standard Time, which date is not later than 30 days after the filing of the Articles of Conversion.

I/we certify under the penalties of Section 414-20, 415A-25, 414D-12, 425-13, 425-172, 425E-208, and 428-1302, Hawaii Revised Statutes, as applicable, that I/we have read the above statements and that the same are true and correct.

Signed this 25th day of May                    , 2007

John McConomy, Vice President	/s/ John McConomy
(Type/Print Name & Title)	(Signature)

(Type/Print Name & Title)	(Signature)

SEE INSTRUCTIONS ON REVERSE SIDE. The articles must be signed by an officer, partner, or other duly authorized representative of the converting entity.

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FORM LLC-1
Nonrefundable Filing Fee: $50.00		1/2007

STATE OF HAWAII
DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
Business Registration Division
335 Merchant Street
Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810
Phone No. (808) 586-2727

ARTICLES OF ORGANIZATION FOR LIMITED LIABILITY COMPANY

(Section 428-203, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, for the purpose of forming a limited liability company under the laws of the State of Hawaii, do hereby make and execute these Articles of Organization:

I

The name of the company shall be:

RQI Holdings, LLC
(The name must contain the words Limited Liability Company or the abbreviation L.L.C. or LLC)

II

The mailing address of the initial principal office is:

2155 Kalakaua, Suite 500, Honolulu, Hawaii 96815

III

The company shall have and continuously maintain in the State of Hawaii an agent and street address of the agent for service of process on the company. The agent may be an individual resident of Hawaii, a domestic entity, or a foreign entity authorized to transact or conduct affairs in this State, whose business office is identical with the registered office.

a.     The name of the company’s initial agent for service of process is:

CSC Services of Hawaii, Inc.	Hawaii
(Name of Registered Agent)	(State or Country)

b.     The street address of the initial registered office in this State is:

Pauahi Tower, 1001 Bishop St., Suite 1600, Honolulu, Hawaii 96813

IV

The name and address of each organizer is:

John McConomy	8955 Highway 98 W., Ste. 203, Destin, FL 32550

FORM LLC-1
1/2007

V

The period of duration is (check one):

☒  At-will

☐ for a specified term to expire on:
	(Month	Day	Year)

VI

The company is (check one):

a.	☐	Manager-managed, and the names and addresses of the initial managers are listed in paragraph “c”, and the number of initial members are: .

b.	☒	Member-managed, and the names and addresses of the initial members are listed in paragraph “c”.

c.	List the names and addresses of the initial managers if the company is Manager-managed, or
List the names and addresses of the initial members if the company is Member-managed.

ResortQuest International, Inc.	c/o Gaylord Entertainment Co.
One Gaylord Drive, Nashville, TN 37214

VII

The members of the company (check one):

☒   Shall not be liable for the debts, obligations and liabilities of the company.

☐   Shall be liable for all debts, obligations and liabilities of the company.

☐   Shall be liable for specified debts, obligations and liabilities of the company as stated below, and have consented in writing to the adoption of this provision or to be bound by this provision.

We certify, under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statements and that the same are true and correct.

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WWW.BUSINESSREGISTRATIONS.COM	FORM LLC-1
1/2007

Signed this 25th day of May, 2007

John McConomy
(Type/Print Name of Organizer)	(Type/Print Name of Organizer)

/s/ John McConomy
(Signature of Organizer)	(Signature of Organizer)

SEE INSTRUCTIONS PAGE. The articles must be signed and certified by at least one organizer of the company.

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PLAN OF CONVERSION
OF
RQI HOLDINGS, LTD.
INTO A
HAWAII LIMITED LIABILITY COMPANY

This PLAN OF CONVERSION is made as of this 25th day of May, 2007, by RQI Holdings, Ltd., a Hawaii corporation (the “Corporation”), pursuant to H.R.S § 414-271 et seq.

1.                                       The name of the limited liability company into which the Corporation will be converted is RQI Holdings, LLC.

2.                                       The Corporation is continuing its existence in the organizational form of a limited liability company to be organized under the laws of the State of Hawaii.

3.                                       The manner and basis of converting the shares of the Corporation into membership interests of the limited liability company shall be as follows:

Each share of the Corporation’s outstanding Common Stock shall be converted into one unit of ownership interest in the limited liability company, and all certificates for the shares of the capital stock of the converting entity that shall be issued and outstanding on the effective date and time of the conversion shall be cancelled.

4.                                       The initial Articles of Organization of the converted entity, in substantially the form attached as Exhibit A, shall be attached to the Articles of Conversion of the converting entity.

5.                                       The initial Operating Agreement of the converted entity, in substantially the form attached as Exhibit B, shall be the Operating Agreement of the converted entity

6.                                       The conversion of the Corporation into a limited liability company shall be effective as of the date and time at which the Hawaii Department of Commerce and Consumer Affairs receives the Articles of Conversion for filing.

7.                                       Upon the effective date and time of the conversion:

(a)                                  The converting entity shall continue to exist without interruption, but in the organization form of the converted entity;

(b)                                 All rights, title, and interest in all real estate and other property owned by the converting entity shall automatically be owned by the converted entity without reversion or impairment, subject to any existing liens or other encumbrances thereon;

(c)                                  All liabilities and obligations of the converting entity shall automatically be liabilities and obligations of the converted entity without impairment or diminution due to conversion;

(d)                                 The rights of creditors of the converting entity shall continue against the converted entity and shall not be impaired or extinguished by the conversion;

(e)                                  Any action or proceeding pending by or against the converting entity may be continued by or against the converted entity without any need for substitution of parties;

(f)                                    The former shareholders of the converting entity shall be entitled only to the rights provided in this Plan of Conversion or to the rights to dissent under section 414-342 of the Hawaii Revised statutes;

(g)                                 A shareholder, partner, member, or other owner of the converted entity shall be liable for the debts and obligations of the converting entity that existed before the conversion takes effect and to the extent that the shareholder, partner, member, or other owner:

(i)                                     Agreed in writing to be liable for the debts or obligations;

(ii)                                  Was liable under applicable law prior to the effective date of conversion, for the debts or obligations; or

(iii)                               Becomes liable under applicable law for existing debts and obligations of the converted entity by becoming a shareholder, partner, member, or other owner of the converted entity; and

(h)                                 Part XIV of the Hawaii Business Corporation Act, dealing with dissenters’ rights, shall apply as if the converted entity were the survivor of a merger with the converting entity.

8.                                       Notification by the Corporation of the approval of the conversion will be deemed to be execution of the operation agreement of the limited liability company by the persons who will be the members of the limited liability company.

[Signatures to follow]

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IN WITNESS WHEREOF, this Plan of Conversion has been signed by the duly authorized officers of the Corporation as of the day and year first above written.

RQI HOLDINGS, LTD.

By:	/s/ Kelvin Bloom
Name:	Kelvin Bloom
Title:	President